EXHIBIT 77H

FOR RIVERSOURCE LIMITED DURATION BOND FUND:
During the six-month fiscal period ended Jan. 31, 2006 , the Fund may serve as an underlying investment of the RiverSource Portfolio Builder Funds, six affiliated funds-of-funds, principally and/or Ameriprise Financial, Inc. (formerly American Express Financial Corporation) or its affiliates through its initial capital investment, became owners of record of more than 25% of the outstanding shares of the Fund.

FOR RIVERSOURCE CORE BOND FUND:
During the six-month fiscal period ended Jan. 31, 2006 , the Fund may serve as an underlying investment of the RiverSource Portfolio Builder Funds, six affiliated funds-of-funds, principally and/or Ameriprise Financial, Inc. (formerly American Express Financial Corporation) or its affiliates through its initial capital investment, became owners of record of more than 25% of the outstanding shares of the Fund.

FOR RIVERSOURCE INFLATION PROTECTED SECURITIES FUND:
During the six-month fiscal period ended Jan. 31, 2006 , the Fund may serve as an underlying investment of the RiverSource Portfolio Builder Funds, six affiliated funds-of-funds, principally and/or Ameriprise Financial, Inc. (formerly American Express Financial Corporation) or its affiliates through its initial capital investment, became owners of record of more than 25% of the outstanding shares of the Fund.